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Exhibit 16(i) under Form N-1A

Exhibit 99 under Item 601/Reg. S-K



Federated Aggressive Growth Fund
Class A Shares
                                                     Yield = 2{(          $0.00        -     $1,228.06    )+1)^6-1}=
                                                                          ----------------------------------------------------
Computation of SEC Yield                                                  93,547       *(    $9.20        -             0.00000)
As of:  April 30, 1997
                                                                          SEC Yield =        -1.71%
                                                                                             =============

Dividend and/or Interest
Inc for the 30 days ended       $0.00

Net Expenses for                $1,228.06
the Period

Avg Daily Shares
Outstanding and entitled
to receive dividends            93,547

Maximum offering price          $9.20
per share as of 4/30/97

Undistributed net income        0.00000



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